                               SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             View Tech, Inc.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

                              Not Applicable
-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required
/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------
     3) Per unit price or other underlying or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     5)   Total fee paid:

          ---------------------------------------------------------------------

/ /  Fee paid by written preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)  Amount Previously Paid:
                            ---------------------------------------------------
(2)  Form, Schedule or Registration Statement No.:
                                                  -----------------------------
(3)  Filing Party:
                  -------------------------------------------------------------
(4)  Date Filed:
                ---------------------------------------------------------------

                                   VIEW TECH, INC.
                              3760 CALLE TECATE, SUITE A
                             CAMARILLO, CALIFORNIA 93012



                                                                  April 30, 1998


To Our Stockholders:

     You are cordially invited to attend the Annual Meeting (the "Annual Meeting") of Stockholders of View Tech, Inc., a Delaware corporation (the "Company"), which will be held at 10:00 a.m. on June 3, 1998, at the Company's corporate office at 3760 Calle Tecate, Suite A, Camarillo California 93012. All holders of the Company's outstanding Common Stock as of April 7, 1998 are entitled to vote at the Annual Meeting.

     Enclosed is a copy of the Notice of Annual Meeting of Stockholders, proxy statement and proxy. A current report on the business operations of the Company will be presented at the meeting, and stockholders will have an opportunity to ask questions.

     We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, it is important you complete, date, sign, and return the proxy in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

                                   Sincerely,



                                   William J. Shea
                                   Chief Executive Officer

                         ------------------------------
                                 VIEW TECH, INC.
                           3760 CALLE TECATE, SUITE A
                          CAMARILLO, CALIFORNIA 93012
                         ------------------------------


                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD JUNE 3, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Annual Meeting") of Stockholders of View Tech, Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m. local time, on June 3, 1998, at the Company's corporate office, located at 3760 Calle Tecate, Suite A, Camarillo, California 93012 for the following purposes:

     1.   To elect two Class II Directors to the Board of Directors;

     2. To approve an amendment to the 1997 Non-Employee Director Stock Option Plan to increase the shares of Common Stock of the Company reserved for issuance under the Plan by 100,000 to a total of 150,000 shares;

     3. To ratify the selection of Arthur Andersen LLP as the Company's independent accountants for the year ended December 31, 1998; and

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 7, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and all adjourned meetings thereof.

                                       By Order of the Board of Directors


                                       William J. Shea
                                       Chief Executive Officer

Dated:  April 30, 1998

PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                          -----------------------------
                                VIEW TECH, INC.
                           3760 CALLE TECATE, SUITE A
                           CAMARILLO, CALIFORNIA 93012
                          -----------------------------


                                 PROXY STATEMENT


                          -----------------------------


                                 GENERAL INFORMATION

     This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of View Tech, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., local time, on June 3, 1998, at the Company's corporate office, located at 3760 Calle Tecate, Suite A, Camarillo, California 93012, and at any adjournment thereof. When the enclosed proxy is properly executed and returned, the shares it represents will be voted in accordance with any directions noted thereon. If no specification is indicated, the shares will be voted "FOR" (i) the election as Class II Directors of the two nominees listed thereon, (ii) the approval of an amendment to the Company's 1997 Non-Employee Director Stock Option Plan to increase the shares of Common Stock of the Company reserved for issuance under the Plan by 100,000 to a total of 150,000 shares, and (iii) the approval of Arthur Andersen LLP as the Company's independent accountants for the year ending December 31, 1998. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by written notice to the Secretary of the Company, by issuance of a subsequent proxy, or by voting at the Annual Meeting in person.

     At the close of business on April 7, 1998, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding 6,701,310 shares of Common Stock, $0.0001 par value per share ("Common Stock"). Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Annual Meeting. Only stockholders of record at the close of business on April 7, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     The enclosed proxy, when properly signed, also confers discretionary authority with respect to amendments or variations to the matters identified in the Notice of Annual Meeting and with respect to other matters which may be properly brought before the Annual Meeting. At the time of printing this proxy statement, management of the Company is not aware of any other matters to be presented for action at the Annual Meeting. If, however, other matters which are not now known to management should properly come before the Annual Meeting, the proxies hereby solicited will be exercised on such matters in accordance with the best judgment of the proxyholders.

     The Company will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling, and mailing the proxy solicitation materials. Proxies may be solicited personally, by mail, or by telephone, by directors, officers, and regular employees of the Company who will not be additionally compensated therefor. It is anticipated that this proxy statement and accompanying proxy will be mailed on or about May 11, 1998 to all stockholders entitled to vote at the Annual Meeting.

     The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are more fully discussed below.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                              DIRECTORS AND OFFICERS

     The following table sets forth certain information with respect to (i) each director and nominee for director of the Company, (ii) the named executive officers in the Summary Compensation Table on page 8, (iii) all directors and executive officers of the Company as a group at April 17, 1998, including the number of shares of Common Stock beneficially owned by each of them, and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated below, the business address of each individual is the same as the address of the Company's principal executive offices.


                                       Amount and Nature          Percent of
                                         of Beneficial             Class of
                                         Ownership of               Common
Named Executives                        Common Stock(1)              Stock
----------------                       -----------------          ----------
William Shea(2)                             50,000                   *

Franklin A. Reece, III(3)                  562,663                   8.4%

David A. Kaplan(4)                               -                   *

Calvin M. Carrera(5)                        26,000                   *

Angelo P. Gentile(6)                        11,631                   *

Directors
---------

Robert F. Leduc(7)                          11,000                   *

David F. Millet(8)                         251,158                   3.8%

Paul C. O'Brien(9)                       1,164,250                  17.4%

All Directors and Executive              2,076,702                  31.0%
Officers as a Group
(8 People)


5% Stockholders
---------------

Robert G. Hatfield(10)                     517,500                   7.7%

John W. Hammon(11)                         503,500                   7.5%

Mark P. Kiley(12)                        1,089,250                  16.3%

Telcom Holding, LLC(13)                  1,008,000                  15.0%



---------------------------
*    Less than 1%

(1) Includes shares issuable upon the exercise of options or warrants that are exercisable within 60 days of the date of this proxy statement. The shares underlying such options or warrants are deemed to be outstanding for the purpose of computing the percentage of outstanding stock owned by such person individually and by each group of which such person is a member, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2) Chief Executive Officer and director of the Company effective April 17, 1998. Includes 50,000 shares issuable upon exercise of options. Mr. Shea's address is 745 Atlantic Avenue, Boston, Massachusetts 02111-2747.
(3) President and a director of the Company and Chief Executive Officer of USTeleCenters, Inc., a wholly-owned subsidiary of the Company ("UST"). Includes 73,602 shares issuable upon exercise of options. Mr. Reece's address is 745 Atlantic Avenue, Boston, Massachusetts 02111-2747.
(4) Chief Financial Officer of the Company and USTeleCenters. Mr. Kaplan's address is 745 Atlantic Avenue, Boston, Massachusetts 02111-2747.
(5) General Manager of the Company. Includes 16,000 shares issuable upon exercise of options.
(6) Vice President of Finance of the Company and USTeleCenters. Mr. Gentile's address is 745 Atlantic Avenue, Boston, Massachusetts 02111-2747.
(7) Consists of 6,000 shares issuable upon exercise of options. Mr. Leduc's address is 26 Thorn Oak, Trabuco Canyon, California 92679.
(8) Includes 12,000 shares issuable upon exercise of options. Mr. Millet's address is 623 Chestnut Street, Needham, Massachusetts 02192.
(9) Chairman of the Company. Includes 650,000 shares of Common Stock and 325,000 Common Stock purchase warrants currently owned by Telcom Holding, LLC ("Telcom"), of which Mr. O'Brien is a managing member, and 81,250 Common Stock purchase warrants owned by Mr. O'Brien individually and 12,000 shares issuable upon exercise of options. See "Certain Relationships and Related Transactions--Transactions with Telcom Holding, LLC." Mr. O'Brien's address is 205 Mattison Drive, Concord, Massachusetts 01742.
(10) Prior Chief Executive Officer and a director of the Company. Mr. Hatfield resigned effective April 17, 1998. See "Certain Relationships and Related
     Transactions."   Includes 150,000 shares issuable upon exercise of options.
(11) Mr. Hammon resigned as President and Chief Operating Officer of the Company effective April 17, 1997, and resigned as a director of the Company effective May 20, 1997. See "Employment and Other Compensatory Agreements." Includes 150,000 shares issuable upon exercise of options. Mr. Hammon's address is 35065 Beach Road, San Juan Capistrano, California 92675.
(12) Consists of 650,000 shares of Common Stock and 325,000 Common Stock purchase warrants currently owned by Telcom, of which Mr. Kiley is a managing member, and 81,250 Common Stock purchase warrants owned by Mr. Kiley individually. See "Certain Relationships and Related Transactions--Transactions with Telcom Holding, LLC." Mr. Kiley's address is 278 River Road, Andover, Massachusetts 01810.
(13) Consists of 650,000 shares of Common Stock and 325,000 Common Stock purchase warrants currently owned by Telcom. See "Certain Relationships and Related Transactions--Transactions with Telcom Holding, LLC." Telcom's address is c/o The O'Brien Group, Inc., Two International Place, Boston, Massachusetts 02110.

                               -----------------------

                                ELECTION OF DIRECTORS
                              (ITEM 1 OF THE PROXY CARD)

     The Company has a classified Board of Directors consisting of two Class I Directors Franklin A. Reece, III and one (1) vacancy, two Class II Directors (William Shea and David F. Millet), and three Class III Directors (Calvin M. Carrera, Robert F. Leduc and Paul C. O'Brien), who will serve until the annual meetings of stockholders to be held in 1999, 1998, and 2000, respectively, or until their respective successors are elected and qualified.
 At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms expire on the annual meeting dates.

     Management's nominees for election at the Annual Meeting as Class II directors are William J. Shea and David F. Millet. If elected, the nominees will serve as directors until the Company's annual meeting of stockholders in the year 2001, or until their successors are elected and qualified. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as management may designate.

     If a quorum is present and voting, the two nominees for Class II directors receiving the highest number of votes will be elected as Class II directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining if a quorum is present.

     The table below sets forth for the current directors and director nominees, including the Class II nominees to be elected at the Annual Meeting, certain information with respect to age and background.



NAME                                                    POSITION WITH COMPANY          AGE        DIRECTOR SINCE
----                                                    ---------------------          ---        --------------
CLASS I DIRECTOR WHOSE TERM EXPIRES AT THE 1999
ANNUAL MEETING OF STOCKHOLDERS (TO BE HELD IN
1999):

      Franklin A. Reece, III                            President, Chief Operating     51               1996
                                                        Officer and Director
CLASS II DIRECTORS AND DIRECTOR NOMINEES WHO ARE
CURRENTLY UP FOR ELECTION:

       David F. Millet                                  Director                       53               1996

       William J. Shea(1)                               Chief Executive Officer        49               1998
                                                        and Director

CLASS III DIRECTORS WHOSE TERM EXPIRES AT THE 2000
ANNUAL MEETING OF STOCKHOLDERS (TO BE HELD IN 2000):

       Calvin M. Carrera                                Director                       52               1994

       Robert F. Leduc                                  Director                       52               1994

       Paul C. O'Brien                                  Chairman of the Board of       58               1997
                                                        Directors


(1)  Appointed Chief Executive Officer on April 17, 1998.

BUSINESS EXPERIENCE

DIRECTORS AND NOMINEES FOR DIRECTOR

Class I Director
----------------

     FRANKLIN A. REECE, III has been a director of the Company since November 29, 1996 and President and Chief Operating Officer of the Company since April 21, 1997. Mr. Reece is also President and Chief Executive Officer of USTeleCenters, Inc., a wholly-owned Subsidiary of the Company ("UST"). From November 29, 1996 until April 21, 1997, Mr. Reece was a Vice President of the Company. In 1986, Mr. Reece founded USTeleCenters, Inc., a Massachusetts corporation ("USTeleCenters"), which merged with the Company in 1996 (the "Merger"). Mr. Reece's positions with USTeleCenters have been Chairman, President and Chief Executive Officer. Prior to establishing USTeleCenters, he was Director of Manufacturing for Zymark Corporation, a manufacturer of robotic systems for laboratory automation from 1983 until 1986. From 1968 until 1983, he was General Manager of Sales for The Reece Corporation, a manufacturer of specialized automatic equipment for the apparel industry. A graduate of Harvard College, Mr. Reece has extensive international and domestic sales, distribution and management experience. Mr. Reece serves on the boards of several Boston-based non-profit organizations. Mr. Reece originally was nominated as a director pursuant to an agreement between the Company and USTeleCenters in connection with the Merger. In the event Mr. Reece does not complete his term as a director, the individuals that comprised the board of directors of USTeleCenters may designate a replacement.

Class II Directors and Director Nominees
----------------------------------------

     DAVID F. MILLET has been a director of the Company since the Merger. Mr. Millet was one of the original founders of USTeleCenters and was a director of USTeleCenters from its inception in 1986 through the date of the Merger. Since 1988, he has served as President of Chatham Venture Corporation, a private investment firm. Since 1994, he has served as a director and President of Thomas Emery Son's, L.L.C., an investment company. Since 1996, he has served as President and Chief Executive Officer of Holographix, Inc., a manufacturer of holographic optical components and systems. Mr. Millet, a graduate of Harvard College, is also a director of Wall Data, Inc. and Natural MicroSystems Inc. Mr. Millet originally was nominated as a director pursuant to an agreement between the Company and USTeleCenters in connection with the Merger.

     WILLIAM J. SHEA has been a director of the Company since February, 1998 and was appointed Chief Executive Officer on April 17, 1998. Mr. Shea is the former BankBoston Corp. vice chairman and retired in July 1997. Mr. Shea had a long career with Coopers & Lybrand before joining the BankBoston and was responsible for engineering the bank's recovery from the real estate collapse of the early 1990s. In December 1997, Mr. Shea became chairman of the board of Centennial Technologies, Inc. in Wilmington. In addition to his role at Centennial, Mr. Shea also serves on the board of Starmet Corp., Micros Inc., the finance committee of Children's Hospital, the board of trustees of Northeastern University, and the executive committee of the Boston Stock Exchange.

Class III Directors
-------------------

     CALVIN M. CARRERA has been General Manager of the Company since August 1997 and a director of the Company since September 1994. From April 1995 through August 1997, Mr. Carrera was Director of Advanced Programs for Engineering Management Concepts ("EMC"), a firm which specializes in professional engineering and management services for government and industry clients. He was responsible for advanced program development and execution. From July 1994 to April 1995, he was Director of Western Operations for APEX Technologies, Inc. ("APEX"), a privately held company which provides engineering and training services for the federal and state governments. Prior to joining APEX, Mr. Carrera served for 15 years as General Manager of Veda Incorporated, a privately held firm which provides professional engineering services for a diverse client base. Since 1991, he has served as President of the Defense Services Industry Executive Association, a non-profit corporation with 43 member companies dedicated to improving communications within the defense services industry and between the defense services industry and government. Mr. Carrera holds a B.S. in Electrical Engineering from the University of Utah and a M.S. in Electrical Engineering from the University of Southern California, where he has also completed classroom work toward a doctoral degree.

     ROBERT F. LEDUC has been a director of the Company since September 1994. From January 1992 to the present, he has been President and Chief Executive Officer of EconomicsAmerica of California, a California-based non-profit funding organization that promotes education in economics. From January 1990 to January 1992, he was President of Foundation Group, another non-profit organization. Mr. Leduc also has been a Visiting Professor at the L.B.J. School of Public Affairs at the University of Texas at Austin since 1990 and was previously a visiting professor or lecturer at the Kennedy School of Public Administration at Harvard University, the University of Alberta, and Rutgers University. Mr. Leduc has specialized in providing consulting services to not-for-profit organizations since 1972, and served as Executive Director of a charitable foundation from 1982 to 1985 and a trade association from 1985 to 1988. Mr. Leduc has a M.B.A. from Wayne State University and is currently completing the requirements for a Ph.D. in Public Administration from the University of Colorado.

     PAUL C. O'BRIEN has been Chairman of the Company since January 1997. He is the founder and managing member of Telcom Holding, LLC, a Massachusetts limited liability company and an affiliate of the Company ("Telcom"), that was formed in December 1996. From 1987 until 1994, Mr. O'Brien was with New England Telephone and Telegraph Company ("New England Telephone"), the unit of NYNEX covering the New England region. He joined New England Telephone in 1987 as Executive Vice President and Chief Operating Officer; in 1988 he was appointed President and Chief Executive Officer; and in 1993 he was elected Chairman. Mr. O'Brien serves on the boards of several companies, including Bank of Boston Corp., Shiva Corporation,

First Pacific Networks, Inc. and Cambridge NeuroScience, Inc. Mr. O'Brien is currently President of The O'Brien Group, Inc. and of Pan-Asia Development Corporation, an investment firm concentrating on Asian ventures. He received a degree in electrical engineering from Manhattan College and an M.B.A. from New York University. Mr. O'Brien was elected to the Board of Directors and nominated Chairman pursuant to the terms of the agreement between the Company and Telcom. See "Certain Relationships and Related Transactions."

Executive Officers
------------------

     ANGELO P. GENTILE, has been Vice President of Finance of the Company and of UST since the Merger. Mr. Gentile was Chief Financial Officer of UST from the Merger until February 1998. He was formerly with USTeleCenters from August 1991, serving as its Chief Financial Officer since May 1995. Prior to joining USTeleCenters, Mr. Gentile served as a Senior Auditor and Consultant with Arthur Andersen LLP's entrepreneurial and emerging business group. He is a certified public accountant in Massachusetts and a member of both the American Institute of Certified Public Accountants and the Massachusetts Society of Certified Public Accountants. Mr. Gentile received a B.S. in business administration from Northeastern University.

     DAVID A. KAPLAN, has been the Chief Financial Officer of the Company and of UST since February 1998. For the past ten years, he served as the Chief Financial Officer and Legal Officer, Regional Operating Officer and Secretary of Monitor Company Inc., of Cambridge, Massachusetts, a world leader in strategic management consulting whose clients are primarily international and Fortune 500 companies. Previously, Mr. Kaplan was Chief Financial Officer at Lifeline Systems, Inc. a public, nationwide producer of emergency response systems. He has also been associated with Simplex Time Recorder Company and Peat Marwick, Mitchell & Company. Mr. Kaplan graduated summa cum laude from Fairleigh Dickinson University and holds a J.D. from Boston College Law School.

       BOARD OF DIRECTORS MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     There were eleven (11) meetings (including telephonic meetings) of the Board of Directors during the year ended December 31, 1997. All of the directors attended each of these meetings. The Board of Directors has authorized an Audit Committee and a Stock Option and Compensation Committee, and the members of each committee are nominated by the majority vote of the Board of Directors. The Board of Directors does not have a nominating committee.

AUDIT COMMITTEE

     The Board of Directors maintains an Audit Committee, which is currently comprised of Messrs. O'Brien, Leduc and Millet. Mr. Carrera was a member of the Audit Committe through September 1997. The Audit Committee met 4 times (including telephonic meetings) during the year ended December 31, 1997, and all members attended each meeting. The Audit Committee was formed to, among other things, consult and meet with the Company's auditors and its Chief Financial Officer and accounting personnel, review potential conflict of interest situations, where appropriate, and report and make recommendations to the full Board of Directors regarding such matters.

STOCK OPTION AND COMPENSATION COMMITTEE

     The Board of Directors also has a Stock Option and Compensation Committee, which is comprised of Messrs. Millet, Leduc and O'Brien. Mr. Carrera was a member of the Stock Option and Compensation Committee through September 1997. The Stock Option and Compensation Committee is responsible for supervising the Company's executive compensation policies, administering employee incentive plans, reviewing officers' salaries, approving significant changes in employee benefits, and recommending to the Board of Directors such other forms of remuneration as it deems appropriate. The Stock Option and Compensation Committee met one (1) time during the year ended December 31, 1997, and all members attended the meeting.

DIRECTOR COMPENSATION

     All directors are reimbursed for out-of-pocket expenses in connection with attendance at Board of Directors' meetings and all directors who are not executive officers or employees of the Company currently receive a director's fee of $1,000 per meeting attended (including telephonic meetings) and $1,000 per month for service as a director. Additionally, outside directors also receive $500 per month for membership on committees of the Board of Directors and an additional $250 per month is paid to the chairman of each committee. Pursuant to the 1997 Non-Employee Director Stock Option Plan, outside directors also receive 10,000 non-qualified stock options upon election as a director and, after ninety (90) days of continuous service as an outside director, 2,000 non-qualified stock options on the date of each annual meeting. The 10,000 non-qualified stock options are automatically exercisable but vest six (6) months following their issuance and have an exercise price equal to the fair market value of the Common Stock on the option grant date. The 2,000 non-qualified stock options are fully vested and exercisable as of the grant date and have an exercise price equal to the fair market value of the Common Stock on the option grant date.

COMPLIANCE WITH BENEFICIAL OWNERSHIP REPORTING RULES

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's outstanding Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("Commission"). Such officers, directors, and stockholders are required by Commission regulations to furnish the Company with copies of all such reports that they file.

     Based solely upon a review of copies of such reports furnished to the Company during the year ended December 31, 1997 and thereafter, and written representations received by the Company from directors, officers, and beneficial owners of more than 10% of the Company's outstanding Common Stock ("reporting persons"), except as disclosed herein, the Company believes that, during the twelve months ended December 31, 1997, all filing requirements under Section 16(a) of Exchange Act applicable to the Company's reporting persons were complied with. Mr. O'Brien filed a late Form 3 that was due in January 1997, a Form 4 relating to a transaction in October 1997 and a Form 5 that related to a transaction in March 1997. Mr. Millet filed a late Form 4 relating to a transaction in June 1997.

STOCK OPTION AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Stock Option and Compensation Committee of the Board of Directors of the Company was, during the twelve months ended December 31, 1997, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K promulgated by the Commission.

     During the twelve months ended December 31, 1997, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation for the Chief Executive Officer and each of the most highly compensated executive officers whose individual remuneration exceeded $100,000 for the year ended December 31, 1997 (the "Named Executives"):

                          SUMMARY COMPENSATION TABLE

                                                                                                Long-Term
                                                        Annual Compensation                    Compensation
                                           ------------------------------------------          ------------
Name and Principal Position                 Year              Salary           Bonus            Options(1)
---------------------------                 ----              ------           -----            ----------
Robert G. Hatfield                          1997             $220,000               --              50,000
Former Director and Chief Executive         1996(3)          $114,603               --                  --
Officer(2)                                  1996             $168,000               --             100,000
                                            1995             $126,000               --              50,000



William M. McKay                            1997             $136,000           25,000              15,000
Former Secretary and Chief                  1996(3)           $68,000               --                  --
Financial Officer(4)                        1996             $118,216               --              25,000
                                            1995              $17,914               --              72,800

Franklin A. Reece, III                      1997             $198,000          $54,131              50,000
President and Director(5)                   1996(3)           $64,492          $43,111                  --
                                            1996             $120,000          $27,693              73,602
                                            1995             $137,500          $20,300                  --

Angelo P. Gentile                           1997             $125,000          $15,000              15,000
Vice President of Finance(5)                1996(3)           $50,497          $28,578                  --
                                            1996             $100,994          $36,145              49,068
                                            1995              $75,000           $5,757                  --



(1) All options granted to Messrs. Hatfield, McKay, Reece and Gentile in 1997 were granted under the Company's 1997 Section 16 Insiders Stock Option Plan. All previous stock options granted to Messrs. Hatfield and McKay were granted under the Company's 1995 Stock Option Plan. Messrs. Reece's and Gentile's stock options were originally options to acquire USTeleCenters' Common Stock that were converted into options to acquire the Company's Common Stock upon consummation of the Merger.
(2) Mr. Hatfield resigned as a director and Chief Executive Officer effective April 17, 1998.
(3) During calendar year 1996, the Company changed its year end from June 30 to December 31; therefore, the information presented represents the period from July 1, 1996 to December 31, 1996.
(4)  Mr. McKay resigned as Chief Financial Officer effective January 31, 1998.
(5) Messrs. Reece and Gentile became employees of the Company on November 29, 1996 in connection with the Merger, which was treated as a pooling of interests for financial reporting purposes. The amounts shown through such date were paid by USTeleCenters. Mr. Reece was appointed President and Chief Operating Officer of the Company on April 21, 1997. From November 29, 1996 until April 21, 1997, Mr. Reece was Vice President of the Company.
     Mr. Gentile was appointed Vice President of Finance of the Company on November 29, 1996.

YEAR END OPTIONS

The following table sets forth information regarding unexercised options held by the Named Executives.

                       AGGREGATED OPTION EXERCISES IN LAST YEAR
                              AND YEAR END OPTION VALUES



                                   Number of Unexercised Options      Valued of In-the Money
                                           at Year End                  Options at Year End
          Name                      Exercisable/Unexercisable        Exercisable/Unexercisable
          ----                      -------------------------        -------------------------
Robert G. Hatfield                        150,000/50,000                     $247,500/$0

William M. McKay                           72,800/15,000                   $123,425/$74,055

Franklin A. Reece, III                     73,602/50,000                   $363,373/$246,850

Angelo P. Gentile                             0/15,000                          0/$74,055


EMPLOYMENT AND OTHER COMPENSATORY AGREEMENTS

     The Company entered into an employment agreement with Mr. Reece on November 29, 1996, which expires on December 31, 1998. Under the terms of this agreement, Mr. Reece's annual base salary is $150,000 and he is entitled to receive from the Company a minimum annual cash bonus of $25,000 for each of 1997 and 1998. Any bonuses in excess of such minimum amounts are subject to determination by the Company. The Board of Directors of the Company increased Mr. Reece's base salary to $198,000 on December 9, 1996. The agreement provides that upon termination of Mr. Reece's employment with the Company, either by Mr. Reece for "Good Reason" or by the Company without "Cause" (as those terms are defined in the employment agreement) he is entitled to receive base salary payments through the first anniversary of the date on which his employment was terminated (the "Termination Date"), or December 31, 1998, whichever date is later, in addition to a cash lump-sum payment of any accrued bonus and the continuation of fringe benefits until the first anniversary of the Termination Date. Upon the voluntary termination of his employment with the Company, Mr. Reece is entitled to receive all accrued base salary, bonus and other benefits. In the event that his employment is terminated by the Company in connection with a change in control of the Company, he will receive, for a period of time which is to be not less than one year, his base salary, all fringe benefits to which he is entitled and a cash lump-sum payment of any accrued bonus.

     On April 17, 1998, William J. Shea was appointed Chief Executive Officer of the Company. In connection with his appointment the Compensation Committee of the Board of Directors granted Mr. Shea an option to purchase 200,000 shares of Common Stock at an exercise price of $4.38 per share which was the closing price of the Company's Common Stock on the NASDAQ National Market System on the date of his appointment. The Company and Mr. Shea also agreed to a base annual salary of $225,000. It is anticipated that the Company and Mr. Shea will enter into an employment agreement which will provide the customary benefits for a Chief Executive Officer of a public company.

            AMENDMENT TO THE 1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                              (ITEM 2 OF THE PROXY CARD)

INTRODUCTION

     The stockholders are being asked to approve an amendment to the Company's 1997 Non-Employee Director Stock Option Plan (the "Director Plan") which will increase the maximum number of shares of Common Stock reserved for issuance over the term of the Plan from 50,000 to 150,000 shares.

     The Board of Directors adopted the amendment on February 18, 1998, subject to stockholder approval at the Annual Meeting. The Board believes the amendment is necessary in order to assure that the Company will have a sufficient reserve of Common Stock over the term of the Director Plan, to provide option grants as an equity incentive to attract and retain the services of key individuals essential to the Company's long-term success.

     The following is a summary of the principal features of the amended Director Plan. The summary, however, does not purport to be a complete description of all the provisions of the Director Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in Camarillo, California.

SHARE RESERVE

     A reserve of 150,000 shares of Common Stock has been set aside for issuance over the ten (10)-year term of the Director Plan. Should any options granted under the Director Plan terminate prior to exercise in full, the shares subject to the unexercised portion of those options will be available for subsequent option grants. In addition, any unvested shares issued under the Director Plan and subsequently repurchased by the Company at the option exercise price paid per share pursuant to the Company's repurchase rights will be added back to the number of shares of Common Stock reserved for issuance under the Director Plan and will accordingly be available for reissuance through one or more subsequent option grants made under the Director Plan.

CHANGES IN CAPITALIZATION

     In the event any change is made to the outstanding shares of Common Stock by reason of any merger, consolidation or reorganization of the Company or any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the maximum number and/or class of securities available for issuance under the Director Plan and the number and/or class of securities and exercise price per share in effect under each outstanding option under the Director Plan. All such adjustments will be designed to preclude the enlargement or dilution of participant rights and benefits under the Director Plan.

ELIGIBILITY

     Only the non-employee members of the Board will be eligible to participate in the Director Plan. As of April 17, 1998, three non-employee Board members were eligible to participate in the Director Plan.

VALUATION

     The fair market value per share of Common Stock on any relevant date under the Director Plan will be the closing selling price per share on that date on the NASDAQ National Market. On April 17, 1998, the closing selling price per share was $4.38.

AUTOMATIC OPTION GRANTS

     All automatic option grants under the Director Plan will be made in strict compliance with the express provisions of such Plan. Accordingly, stockholder approval of this Proposal will also constitute pre-approval of each option granted pursuant to the provisions of the Director Plan summarized below and the subsequent exercise of that option in accordance with such provisions.

1. Each individual who first becomes a non-employee Board member will, upon election, automatically be granted at that time an option grant for 10,000 shares of Common Stock, provided such individual has not previously been in the Company's employ.

2. On the date of each Annual Meeting of Stockholders, beginning with this Annual Meeting, each individual who is to continue to serve as a non-employee Board member will automatically be granted an option to purchase 2,000 shares of Common Stock, provided that individual has continuously served as a non-employee Board member for at least ninety (90) days. There will be no limit on the number of such 2,000-share option grants which any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously served in the Company's employ will be eligible for one or more 2,000-share option grants.


3. Each automatic option grant will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date. Each option will have a maximum term of ten (10) years measured from the option grant date, subject to earlier termination following the optionee's cessation of Board service.

4. Each automatic option will remain exercisable for a twelve (12)-month period following the optionee's cessation of service as a Board member. In no event, however, may the option be exercised after the expiration date of the option term. During the applicable post-service exercise period, the option may not be exercised for more than the number of option shares (if any) in which the Board member is vested at the time of his or her cessation of Board service.

5. Each initial 10,000-share option grant will be immediately exercisable for all the option shares, but any unvested shares purchased by the optionee under that grant will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to the initial 10,000-share option grant will vest (and the Company's repurchase rights will lapse) upon the optionee's completion of six (6) months of Board service measured from the grant date. Each annual 2,000-share option grant will be immediately exercisable for all the option shares as fully-vested shares.

LIMITED TRANSFERABILITY

     Options granted under the Director Plan may be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan.

ACCELERATION

     The shares subject to each initial 10,000-share option grant immediately vests upon (i) the optionee's death or permanent disability while serving as a Board member, (ii) an acquisition of the Company by a merger in which there is a change in ownership of seventy-five percent (75%) or more of the Company's outstanding voting securities or through a sale of all or substantially all of the Company's assets or (iii) a change in control of the Company effected by a successful tender offer for more than seventy-five percent (75%) of the Company's outstanding voting securities or by a change in the majority of the Board as a result of one or more contested elections for Board membership.

     The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

AMENDMENT AND TERMINATION

     The Board may amend or modify the Director Plan in any or all respects whatsoever, subject to any stockholder approval required under applicable laws or regulations. The Board may terminate the Director Plan at any time, and the Director Plan will in all events terminate on March 10, 2007.

FEDERAL INCOME TAX CONSEQUENCES

     Options granted under the Director Plan are non-statutory options which are not intended to satisfy the requirements of Section 422 of the Internal Revenue Code (the "Code"). The Federal income tax treatment for such options is as follows:

     No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

ACCOUNTING TREATMENT

     Option grants with an exercise price equal to the fair market value of the shares on the grant date will not result in any direct compensation expense to the Company's earnings, but such options may be a factor in determining the Company's earnings per share on a diluted basis. In addition, the Company must disclose, in pro-forma statements to the Company's financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The affirmative vote of a majority of the issued and outstanding shares present or represented and entitled to vote at the Annual Meeting is sought for the 100,000-share increase to the Director Plan. The Board of Directors believes that option grants under the Director Plan play an important role in the Company's efforts to attract, employ, and retain individuals essential to the Company's long-term success. If the stockholders do not approve the proposal, then the Director Plan will continue to remain in effect, and option grants may continue to be made pursuant to the provisions of the Director Plan until the available reserve of Common Stock as last approved by the stockholders has been issued pursuant to option grants made under the Director Plan.

                     THE BOARD OF DIRECTORS RECOMMENDS THAT THE
                        STOCKHOLDERS VOTE FOR THIS PROPOSAL.

NEW PLAN BENEFITS

     As of April 17, 1998, no options had been granted on the basis of the 100,000 share increase which is the subject of this proposal.

                               -----------------------

                 RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
                              (ITEM 3 OF THE PROXY CARD)

     The Board of Directors has selected Arthur Andersen LLP as the Company's independent accountants for the year ending December 31, 1998, and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. Arthur Andersen LLP has no financial interest in the Company and neither it nor any member or employee of the firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. The Delaware General Corporation Law does not require the ratification of the selection of independent accountants by the Company's stockholders, but in view of the importance of the financial statements to the stockholders, the Board of Directors deems it advisable that they pass upon such selection.

     Arthur Andersen LLP acted as the Company's independent accountants for the year ended December 31, 1997. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. They have been offered the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     In the event the stockholders fail to ratify the selection of Arthur Andersen LLP , the Audit Committee of the Board of Directors will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

                         BOARD COMPENSATION COMMITTEE REPORT


STOCK OPTION AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation plan is administered by the Stock Option and Compensation Committee, which was comprised of three non-employee directors during the period from January 1, 1997 through December 31, 1997. The Stock Option and Compensation Committee works with management to develop compensation plans for the Company and is responsible for determining the compensation of each executive officer and recommending such compensation to the Board of Directors.

     The Company's executive compensation program is designed to align executive compensation with the Company's business objectives and the executive's individual performance, and to enable the Company to attract, retain and reward executive officers who contribute, and are expected to contribute, to the Company's long-term success. In establishing executive compensation, the Stock Option and Compensation Committee is guided by the following principles: (i) the total compensation for executive officers should be sufficiently competitive with the compensation paid by other high-growth companies in the telecommunications industry for officers in comparable positions so that the Company can attract and retain qualified executives and (ii) individual compensation should include components that reflect the financial performance of the Company and the performance of the individual.

     The compensation of the Company's executive officers consists of a combination of base salary, bonuses and equity-based compensation. The Stock Option and Compensation Committee believes that executive compensation should be designed to motivate executives to increase stockholder values, and further believes that executive officers can best increase stockholder value through the Company's operating results by supplying high quality products and services to the Company's customers.

     BASE SALARY. The Stock Option and Compensation Committee sets the base salary for executive officers by reviewing the salaries for comparable positions in high-growth companies in the Company's industry, the historical compensation levels of the Company's executives and the executive's individual performance in the preceding year. The Compensation Committee utilizes salary surveys for reference purposes, but its salary determinations are not subject to specific criteria.

     CHIEF EXECUTIVE OFFICER COMPENSATION. The compensation for the Company's Chief Executive Officer, Mr. Robert G. Hatfield, was determined based on the same policies and criteria as the compensation for other executive officers.

                                   The Stock Option and Compensation Committee
                                        Paul C. O'Brien, Chairman
                                        David F. Millet
                                        Robert F. Leduc


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     TERMINATION AGREEMENTS. John W. Hammon resigned as President and Chief Operating Officer of the Company effective April 17, 1997, and resigned as a director of the Company effective May 20, 1997. Mr. Hammon is the brother of Robert G. Hatfield, the former Chief Executive Officer and a former director of the Company. In April 1997, the Company entered into a Severance and Consulting Agreement (the "Severance Agreement") with Mr. Hammon pursuant to which the Company agreed to pay Mr. Hammon $19,335 per month through December 31, 1998 (the "Consulting Period") and to reimburse him for his health insurance costs and pre-approved normal and reasonable business expenses.
The Company also agreed to cancel $26,300 on Mr. Hammon's advance account for expenses that he had incurred in connection with his employment with the Company, and to pay $2,500 of attorneys' fees incurred by Mr. Hammon in connection with the negotiation and drafting of the Severance Agreement. In consideration of these payments, Mr. Hammon agreed (i) to provide consulting services to the Company during the Consulting Period, (ii) not to compete with the Company during the Consulting Period, and (iv) to not sell any of the Common Stock of the Company during certain periods specified in the Severance Agreement. The Severance Agreement was the result of arms' length negotiations between the Company and Mr. Hammon.

     William M. McKay resigned as Chief Financial Officer of the Company effective January 31, 1998. Under the terms of Mr. McKay's employment agreement with the Company, as amended, Mr. McKay received an aggregate severance payment of $142,000. The Company also extended the exercise date for Mr. McKay's outstanding stock options from May 2, 1998 until May 1, 1999.

     Robert G. Hatfield resigned as Chief Executive Officer and a director of the Company effective April 17, 1998. Mr. Hatfield and the Company are currently negotiating the terms of a severance agreement. Pursuant to a Memorandum of Understanding between the Company and Mr. Hatfield, Mr. Hatfield will receive two (2) years compensation over the next eighteen months. The first year's compensation will be paid during the first six (6) months of the agreement. Mr. Hatfield will forfeit his severance benefits in the event he competes with the Company or makes any disparaging remarks about the Company.

     TRANSACTIONS WITH ROBERT G. HATFIELD. In October 1997, the Company purchased five (5) manufacturing systems (the "Systems") from Robert G. Hatfield, the then Chief Executive Officer and a director of the Company, for an aggregate purchase price of $162,500. The Systems were acquired by Mr. Hatfield from an officer and director of Power-Data Services, Inc. ("PDS") in settlement of certain claims in connection with a loan of $200,000 by Mr. Hatfield to such officer and director incident to the proposed acquisition of PDS by the Company. The Company ultimately determined not to proceed with such acquisition. The purchase price paid for the Systems by the Company to Mr. Hatfield was less than the wholesale price that the Company otherwise would pay therefor, and the Systems subsequently were sold by the Company at a profit. The Company loaned PDS a total of $265,000 in connection with the same proposed acquisition. Such amount has not been repaid and the Company is taking legal action to effect collection. However, there can be no assurance that any amount ultimately will be collected from PDS.

     TRANSACTIONS WITH TELCOM HOLDING, LLC. On December 31, 1996, the Company entered into an agreement (the "Purchase Agreement") with Telcom Holdings LLC ("Telcom"), a Massachusetts limited liability company, pursuant to which Telcom agreed to use its reasonable best efforts to purchase (i) up to 650,000 shares of Common Stock (the "Purchase Shares") and (ii) Common Stock Purchase Warrants of the Company (the "Telcom Purchase

Warrants," and together with the Purchased Shares the "Purchased Securities") to purchase up to 325,000 shares of Common Stock, at a price of $4.40 per unit ("Unit"). Each Unit consists of one (1) share of Common Stock and one
(1) Telcom Purchase Warrant for the purchase of one-half (1/2) share of Common Stock at a purchase price per share of $6.50. The Purchase Agreement provided that if the aggregate purchase price for the Purchased Securities issued and sold to Telcom was at least $2,500,000, the Company would issue to Paul C. O'Brien and Mark P. Kiley, managing members of Telcom, additional Common Stock Purchase Warrants of the Company (the "O'Brien Purchase Warrants") for the purchase of one-half (1/2) the aggregate number of shares of Common Stock that are purchasable under the Telcom Purchase Warrants issued and sold to Telcom, at a purchase price per share of $6.50. The Purchase Agreement further provided that the aggregate number of Purchased Securities may be increased by mutual agreement of the Company and Telcom, but not to a number that would require the Company to obtain stockholder approval under applicable rules promulgated by the NASDAQ National Market.

     The Purchase Agreement further provided that upon the first issuance and sale of any Purchased Securities to Telcom under the Agreement, which occurred on January 15, 1997 (the "Initial Closing"), the Company was required to take such actions as may be reasonably practicable to cause Paul
C. O'Brien, the president of The O'Brien Group, to be nominated and elected to serve as Chairman and as a member of the Board of Directors. The Purchase Agreement also provides that if Mr. O'Brien does not serve in such capacity for any reason, the Company is required to take such actions as may be reasonably practicable to cause another person designated by Telcom and reasonably acceptable to a majority of the Board of Directors to be nominated and elected to serve as a member of the Board of Directors. The foregoing requirements expire at the end of the initial three-year director term to which Mr. O'Brien is elected.

     As long as Telcom Purchase Warrants to purchase at least fifty percent (50%) of the aggregate number of shares of Common Stock purchasable under all Telcom Purchase Warrants issued under the Purchase Agreement are outstanding, but not longer than six (6) months after the Initial Closing, i.e., July 15, 1997, subject to certain exceptions, (i) if the Company intends to issue any equity securities to a third party, it must offer to each holder of Purchased Shares and to each holder of shares of Common Stock issued upon exercise of the Telcom Purchase Warrants or the O'Brien Purchase Warrants (the "Warrant Shares") the right, for a period of twenty (20) days, to purchase for cash, at a purchase price equal to the price or other consideration for which such securities are to be issued, a number of such securities (up to but not exceeding that number of such equity securities that the Company intends to issue or has received an offer to purchase) that would enable, after giving effect to such issuance, such holder to maintain its same proportionate diluted equity ownership in the Company as it held on the date of such notice, and (ii) the Company will not, except with the affirmative vote or consent of at least five (5) members of the Board of Directors, (A) merge or consolidate with, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) all or substantially all of its assets to any third party, or (B) permit any of its subsidiaries to do any of the foregoing, other than sales or other dispositions of assets in the ordinary course of business. In addition, holders of Purchased Shares and Warrant Shares are granted certain "piggyback" registration rights and certain registration rights on Form S-3 (or Form S-1 if the Company is not eligible for any reason to use Form S-3) under the Purchase Agreement.

     The Telcom Purchase Warrants and the O'Brien Purchase Warrants are redeemable at the Company's option on 30 days' notice to the holders thereof at a price of $0.50 per share of underlying Common Stock if (i) the average closing bid price of the Common Stock has been at least $10.00 per share for a period of 60 consecutive trading days ending within ten days prior to the Company's written notice of redemption, or (ii) the Company effects a best efforts or firm commitment underwritten public offering of Common Stock resulting in aggregate gross proceeds to the Company of not less than $7,500,000, provided that in such case the exercise price for the Telcom Purchase Warrants and the O'Brien Purchase Warrants will be reduced in proportion to any amount by which the public offering price is less than $10.00 per share.

     Telcom purchased all the Purchased Securities by March 10, 1997. The Purchase Agreement provides that all net proceeds from the sale of the Purchased Securities are required to be used by the Company for working capital purposes, including payment of up to $500,000 toward professional fees, costs and expenses associated with the Merger.

     Mr. O'Brien, the Chairman of the Company's Board of Directors, is a managing member of Telcom and President of the O'Brien Group. Prior to the execution of the Purchase Agreement, there were no other relationships between the Company, and any of its officers and employees, and Telcom, and any of its members. The purchase price for the Purchased Securities, and the other terms of the Purchase Agreement were negotiated at arm's length by management of the Company and the managing members of Telcom.

STOCK PRICE PERFORMANCE

     The following graph compares the total cumulative stockholder return on the Common Stock from June 15, 1995 (the date of the Company's initial public offering) to December 31, 1997 to that of the (a) NASDAQ 100 Index, the index is derived from performance data from 100 companies, and (b) the NASDAQ Telecommunications Index, over the same period which is derived from the performance data from the peer group companies. The graph assumes that the value of an investment in Common Stock and in each such index was $100 on June 15, 1995, and that all dividends have been reinvested.


                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    OF COMPANY, PEER GROUP AND BROAD MARKET


--------------------FISCAL YEAR ENDING-----------------------
COMPANY                                    6/16/95   12/31/95   12/31/96   12/31/97

VIEW TECH INC                               100.00     118.52      79.63      73.15
PEER GROUP                                  100.00     114.44     116.99     172.85
BROAD MARKET                                100.00     113.41     139.67     171.27



THE PEER GROUP CHOSEN WAS:
NASDAQ TELECOMMUNICATIONS INDEX

THE BROAD MARKET INDEX CHOSEN WAS:
NASDAQ MARKET INDEX-U.S. COMPANIES


                                   FORM 10-K REPORT

     A copy of the Company's annual report to the Securities and Exchange Commission on Form 10-K is available without charge to stockholders and may be obtained by writing to Teri Brath, Investor Relations Manager, View Tech, Inc., 3760 Calle Tecate, Suite A, Camarillo, California 93012.

                                STOCKHOLDER PROPOSALS

     Any proposals of security holders which are intended to be presented at next year's Annual Meeting must be received by the Company at its principal executive offices on or before December 31, 1998, in order to be considered for inclusion in the Company's proxy materials relating to that meeting.

                                    OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is the intention of the person named in the proxy to vote such proxy in accordance with his judgment on such matters.


                                   By Order of the Board of Directors



                                   David A. Kaplan
                                   Secretary


Camarillo, California
April 30, 1998

Please complete, date, and sign the enclosed proxy and return it promptly in the enclosed reply envelope. No postage is required if mailed in the United States.

                                  VIEW TECH, INC.
                                INDEX TO APPENDICES

                             -------------------------

     Appendix A     1997 Non-Employee Directors Stock Option Plan;
                    Amended and Restated Effective February 18, 1998

                                   VIEW TECH, INC.
                    1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                (AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 18, 1998)


                                     ARTICLE ONE

                                  GENERAL PROVISIONS


     I.   PURPOSE OF THE PLAN

          This 1997 Non-Employee Directors Stock Option Plan is intended to promote the interests of View Tech, Inc., a Delaware corporation, by providing the non-employee members of the Board with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

          Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

     II.  ADMINISTRATION OF THE PLAN

          The terms of each option grant (including the timing and pricing of the option grant) shall be determined by the express terms of the Plan, and neither the Board nor any committee of the Board shall exercise any discretionary functions with respect to option grants made pursuant to the Plan.

     III. ELIGIBILITY

          A. The individuals eligible to receive option grants under the Plan shall be limited to (i) those individuals who are first elected or appointed as non-employee Board members on or after the Plan Effective Date, whether through appointment by the Board or election by the Corporation's stockholders, and (ii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholders Meetings beginning with the 1997 Annual Meeting. A non-employee Board member who has previously been in the employ of the Corporation (or any of its parent or subsidiary corporations) shall not be eligible to receive an option grant under the Plan at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants over his or her continued service as a non-employee Board member.

     IV.  STOCK SUBJECT TO THE PLAN

          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 150,000 shares.

          B. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent the options expire or terminate for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently repurchased by the Corporation at the original exercise price paid per share pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock issued to the holder of such option.

          C. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which option grants are to be subsequently made to newly-elected or continuing non-employee Board members and (iii) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder.



                                     2.

                                     ARTICLE TWO

                                 OPTION GRANT PROGRAM


     I.   OPTION TERMS

          A. GRANT DATES. Option grants shall be made on the dates specified below:

               1. Each Eligible Director who is first elected or appointed as a non-employee Board member on or after the Plan Effective Date shall automatically be granted, on the Plan Effective Date or on the date of such initial election or appointment (as the case may be), a Non-Statutory Option to purchase 10,000 shares of Common Stock.

               2. On the date of each Annual Stockholders Meeting, beginning with the 1997 Annual Meeting, each individual who is to continue to serve as an Eligible Director after such meeting shall automatically be granted, whether or not such individual is standing for re-election as a Board member at that Annual Meeting, a Non-Statutory Option to purchase 2,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least ninety (90) days. There shall be no limit on the number of such 2,000-share option grants any one Eligible Director may receive over his or her period of Board service.

               Stockholder approval of the Plan shall constitute pre-approval of each option granted pursuant to the express terms of the Plan and the subsequent exercise of that option in accordance with such terms.

          B.   EXERCISE PRICE.

               1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified below:

                    (i)     cash or check made payable to the Corporation,

                    (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                    (iii) to the extent the option is exercised for vested shares,


                                     3.

     through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          C. OPTION TERM. Each option shall have a term of ten (10) years measured from the option grant date.

          D. EXERCISE AND VESTING. Each initial 10,000-share option grant shall be immediately exercisable for any or all of those option shares. However, any shares purchased under such option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. The shares subject to each initial 10,000-share grant shall vest, and the Corporation's repurchase right shall lapse, upon the Optionee's completion of six (6) months of Board service measured from the option grant date. Each annual 2,000-share grant shall be immediately exercisable for fully-vested shares upon grant.

          E. EFFECT OF TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

                    (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

                    (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable at the time of the Optionee's cessation of Board service.

                    (iii)     Should the Optionee cease to serve as a Board



                                       4.

     member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of such shares as fully-vested shares.

                    (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service, terminate and cease to be outstanding, to the extent it is not exercisable for vested shares on the date of such cessation of Board service.

          F. STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

          G. LIMITED TRANSFERABILITY OF OPTIONS. The option may be transferred or assigned by the Optionee, in connection with the Optionee's estate plan, to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment. Should the Optionee die while holding the option, then the option shall be transferred in accordance with the Optionee's will or the laws of decent and distribution.

     II.  CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the specified effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock.


                                      5.

Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term.

          C. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same.

          D. The grant of options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.




                                        6.

                                    ARTICLE THREE

                                    MISCELLANEOUS


     III. EFFECTIVE DATE AND TERM OF THE PLAN

          A. The Plan shall become effective immediately on the Plan Effective Date, and options may be granted under the Plan from and after such date.

          B. On February 18, 1998, the Board approved an amendment to increase the maximum number of shares of Common Stock reserved for issuance under the Plan by 100,000 shares to 150,000 shares, subject to stockholder approval at the 1998 Annual Meeting.

          C. The Plan shall terminate upon the EARLIEST of (i) March 31, 2007, (ii) the date on which all shares available for issuance under the Plan shall have been issued as vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all option grants and unvested stock issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

     IV.  AMENDMENT OF THE PLAN

          The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to any option at the time outstanding under the Plan unless the Optionee consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

     V.   USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

     VI.  REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any option under the Plan and the issuance of any shares of Common Stock upon the exercise of any option shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.


                                      7.

          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

     VII. NO IMPAIRMENT OF RIGHTS

          Nothing in the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation and the Corporation's stockholders to remove the Optionee from the Board at any time in accordance with the provisions of applicable law.




                                       8.

                                       APPENDIX


          The following definitions shall be in effect under the Plan:

     A.   BOARD shall mean the Corporation's Board of Directors.

     B. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

               (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing seventy-five percent (75%) or more of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

               (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

     C.   CODE shall mean the Internal Revenue Code of 1986, as amended.

     D.   COMMON STOCK shall mean the Corporation's common stock.

     E. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

               (i) a merger or consolidation in which securities possessing seventy-five percent (75%) or more of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

               (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.



                                     A-1.

     F.   CORPORATION shall mean View Tech, Inc., a Delaware corporation.

     G. ELIGIBLE DIRECTOR shall mean a non-employee Board member eligible to participate in the Plan.

     H. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

     I. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

               (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange which serves as the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     J.   1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

     K. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

     L. OPTIONEE shall mean any person to whom an option is granted under the Plan.

     M. PERMANENT DISABILITY shall mean the inability of the Optionee to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

     N. PLAN shall mean the Corporation's 1997 Non-Employee Directors Stock Option Plan, as set forth in this document.


                                     A-2.

     O. PLAN EFFECTIVE DATE shall mean the date of the 1997 Annual Stockholders Meeting, provided the stockholders approve the Plan at such Annual Meeting.

     P. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.




                                     A-3.

                                VIEW TECH, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 3, 1998

    The undersigned shareholder of View Tech, Inc., a Delaware corporation ("VIEW TECH"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement, each dated April 30, 1998, the undersigned revokes all other proxies and appoints Paul C. O'Brien, William J. Shea and David Kaplan, and each of them, the attorney's and proxies for the undersigned, each with the power of substitution, to attend and act for the undersigned at View Tech's Annual Meeting of Shareholders to be held at the Company's corporate office at 3760 Calle Tecate, Suite A, Camarillo, California 93012, on June 3, 1998, at 10:00 a.m., and at any and all adjournments thereof in connection therewith to vote and represent all of the shares of View Tech Common Stock which the undersigned would be entitled to vote, as follows:

1.     Proposal to elect two (2) Class II Directors to the Board of Directors.
       Management's nominees for election at the Annual Meeting as Class II directors are David F. Millet and William J. Shea. If elected, the nominees will serve as directors until the Company's annual meeting of stockholders in the year 2001, and until their successors are elected and qualified:

           FOR all nominees listed below   WITHHOLD AUTHORITY
           (WITH VOTES CAST EQUALLY AMONG  TO VOTE FOR ALL
           NOMINEES EXCEPT AS MARKED TO    NOMINEES LISTED
           THE CONTRARY BELOW) / /         BELOW / /

 TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH
                            THE NOMINEE'S NAME BELOW:
                      David F. Millet and William J. Shea.
2.     Proposal to approve amendments to the 1997 Non-Employee Directors Stock
       Option Plan to (i) increase the shares of Common Stock of the Company reserved for issuance over the term of the plan from 50,000 to 150,000 shares:
             / /  FOR             / /  AGAINST             / /  ABSTAIN
3.     To ratify the selection of Arthur Andersen LLP as the Company's independent accountants for the year ending December 31, 1998:
             / /  FOR             / /  AGAINST             / /  ABSTAIN
4.     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                          (CONTINUED ON REVERSE SIDE)

                         (CONTINUED FROM REVERSE SIDE)

    Each of the above-named proxies present at said meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THREE CLASS THREE DIRECTORS TO THE BOARD OF DIRECTORS, FOR THE APPROVAL OF THE AMENDMENTS TO THE 1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN AND FOR THE RATIFICATION OF THE ELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS.

                                          Dated this ____ day of  _______ , 1998
                                          ______________________________________
                                                 Signature of Shareholder
                                          ______________________________________
                                                 Signature of Shareholder

                                          Please sign exactly as your name or
                                          names appear hereon. When signing as
                                          attorney, executor, administrator,
                                          trustee or guardian, holder should
                                          sign.

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE PREPAID ENVELOPE
                                   PROVIDED.